UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2008
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Deferred Compensation Plan

On December 19, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) met and approved an amended and restated Nu Skin Enterprises, Inc. Deferred Compensation Plan (the “Plan”). The amendments will become effective on January 1, 2009. The purposes of the amendments were to:

•	conform various provisions of the Plan to the new regulations issued under Section 409A of the Internal Revenue Code related to deferred compensation arrangements; and
•	modify the vesting terms for discretionary contributions made by the Company to the Plan on behalf of participants, as more fully described below.

Prior to the amendments, amounts contributed by the Company to the account of a participant under the Plan and earnings on such contributions (the “Company Contribution Account”) vested on the earlier of:

(1) The participant attaining 60 years of age;
(2) The participant being employed by the Company for a period of twenty years;
(3) The participant’s death or disability as defined in the Plan.

The Plan administrator also had the discretion to accelerate vesting of a participant in his Company Contribution Account.

The amendment changes the twenty-year cliff vest to a vesting schedule that vests a participant’s interest in amounts in the Company Contribution Account ratably over 10 to 20 years of employment, with 50 percent vesting after 10 years of employment and an additional five percent vesting after each year of employment thereafter. With such amendment, amounts in the Company Contribution Account will vest as follows:

When the Participant Has Completed the Following Years of Employment	The Vested Portion of His Company Contribution Account Will be:
Less than 10 years	0%
10 years but less than 11 years	50%
11 years but less than 12 years	55%
12 years but less than 13 years	60%
13 years but less than 14 years	65%
14 years but less than 15 years	70%
15 years but less than 16 years	75%
16 years but less than 17 years	80%
17 years but less than 18 years	85%

18 years but less than 19 years	90%
19 years but less than 20 years	95%
20 years or more	100%

Notwithstanding this vesting schedule, the entire Company Contribution Account of each participant shall become fully vested upon the earliest occurrence of any of the following events while in the employment of the Company:

(1) The participant attains 60 years of age;
(2) The participant’s death or disability as defined in the Plan.

The Plan administrator also continues to have the discretion to accelerate vesting of a participant in his Company Contribution Account.

As part of the amendment to change the vesting schedule, the Company has added a forfeiture provision that provides for the forfeiture of the amounts in the Company Contribution Account if the Compensation Committee elects to terminate the participant’s rights to those amounts upon the occurrence of the following:

(1) the participant’s employment or service is terminated for cause; or

(2)  at any time (i) during employment with the Company or (ii) within one year following separation from service unless the participant has been employed for twenty years or has attained the age of sixty prior to his or her separation from service, the participant, directly or indirectly, enters into the employment of, owns any interest in, or engages or participates in (individually or as an officer, director, shareholder, consultant, partner, member, joint venturer, agent, equity owner, distributor or in any other capacity whatsoever) any company, corporation or business in the direct selling or multi-level marketing industry (including any subsidiary or affiliate thereof) that operates in any territory where the Company or any of its affiliates or subsidiaries engages in business.

The impact of such amendments will be to accelerate a portion of the vesting for participants under the Plan while requiring participants to not compete with the Company for a period of one year following termination of service in order to obtain the benefits of such accelerated vesting.

Following such amendment, the following Named Executive Officers will be vested in their Company Contribution Accounts in the percentages indicated:

Name	Percentage Vested	Dollar Amount in Company Contribution Account
Truman Hunt	85%	$ 329,413
Ritch Wood	90%	$ 145,749
Dan Chard	50%	$ 88,849
Joe Chang	55%	$ 201,348
Gary Sumihiro	0%	$ 32,045

No contributions have been made by the Company to the Plan on behalf of Blake Roney.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.

(Registrant)

By:   /s/ D. Matthew Dorny

D. Matthew Dorny
Vice President

Date:  December 29, 2008